UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             August 31, 2001
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                              MATLACK SYSTEMS, INC.
                   (Debtor-In-Possession as of March 29, 2001)
             (Exact name of registrant as specified in its charter)

Delaware                           1-10105                            51-0310173
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(State or Other Jurisdiction of   (Commission                   (I.R.S. Employer
 Incorporation or Organization)    File Number)           Identification Number)

One Rollins Plaza, Wilmington, Delaware                                    19803
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (302) 426-2700
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.       Other Events.

         On August 31, 2001, Matlack Systems, Inc. (the "Company") ceased operations. The Company closed all of its terminal locations, completed pending deliveries and ceased taking orders for future deliveries. The Company intends to dispose of or sell all of its assets, and has retained consultants to assist in the sale of its terminal properties and of its remaining truck tractors and trailers.

         The net proceeds of the sales of the Company's assets will be applied to outstanding debts of the Company. The Company does not anticipate that the aggregate net proceeds from the sales of its total assets, whether previously announced or subsequently to be concluded, will be sufficient to permit any distribution to stockholders.

         The Company also terminated the employment of substantially all of its employees. The remaining employees will be retained by the Company to conclude the sale of its assets and the payment of its liabilities.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MATLACK SYSTEMS, INC.


Dated:   September 12, 2000                   By:/s/ Patrick J. Bagley
                                                --------------------------------
                                              Patrick J. Bagley
                                              Vice President-Finance & Treasurer















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